UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 27, 2011

Mercantile Bank Corporation

(Exact name of registrant as specified in its charter)

Michigan	000-26719	38-3360865
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

310 Leonard Street NW, Grand Rapids, Michigan		49504
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 616-406-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Four New Directors

On October 27, 2011, our Board of Directors elected four new directors, Kirk Agerson, John F. Donnelly, Michael D. Faas and Robert B. Kaminski, Jr. Each has been elected for a term that will expire at the annual meeting of our shareholders in 2012. Mr. Kaminski also serves as our Executive Vice President, Chief Operating Officer and Secretary, and President, Chief Operating Officer and Secretary of our wholly owned subsidiary, Mercantile Bank of Michigan (our “Bank”). Our Board of Directors appointed Dr. Agerson, Mr. Donnelly and Mr. Faas to the following committees of our Board:

•	Dr. Agerson—Governance and Nominating Committee;

•	Mr. Donnelly—Audit Committee; and

•	Mr. Faas—Compensation Committee.

Also, on October 27, 2011, The Board of Directors of our Bank elected each of Dr. Agerson, and Messrs. Donnelly, Faas and Kaminski, to serve as a director of our Bank. Their terms as directors of our Bank will expire at the 2012 annual meeting of our Bank’s shareholders.

The election of the four new directors was not pursuant to any arrangement or understanding between any of them and any third party. As of the date of this report, none of the four new directors nor any member of his immediate family is a party, either directly or indirectly, to any transaction that we are aware of that is required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Each of the non-employee directors, Dr. Agerson, Mr. Donnelly and Mr. Faas, will be compensated for his services on our Board of Directors and the Board of Directors of our Bank, and the committees of those Boards on which he serves, in accordance with our and our Bank’s compensation arrangements for non-employee directors. The current terms of these arrangements are set forth in our proxy statement for our 2011 annual meeting of shareholders under the heading “Executive Compensation—Director Compensation For 2010,” except that effective November 1, 2011, the annual retainers for serving on the Board of Directors of the Bank, and as Chairman of three of the committees of our, and our Bank’s, Boards were increased. Effective November 1, 2011, the annual retainer for each director is $8,400, and the annual retainer for serving as Chairman of the following committees of our, and our Bank’s, Board are: for the Audit Committees, $4,500, for the Compensation Committees, $3,600, and for the Governance and Nominating Committees, $3,600. Committee Chairmen receive one annual retainer for their committee chair service, though they serve as Chairmen of committees of our Board and the Bank’s Board, having the same name. Mr. Kaminski does not receive any compensation specifically for his services as a member of our or our Bank’s Board of Directors.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bank Corporation

By:	/s/ Charles E. Christmas
Charles E. Christmas
Senior Vice President, Chief
Financial Officer and Treasurer

Date: October 27, 2011

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